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                                                                       EXHIBIT 5

                            BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                      1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                 POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                        KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                       TELEPHONE (423) 521-6200
                                                TELECOPIER (423) 521-6234


                                March 6, 1997



SCB Computer Technology, Inc.
1365 West Brierbrook Road
Memphis, TN 38138

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on March 6, 1997, covering 112,000 shares, par value $.01 per share, of common stock (the "Common Stock") of SCB Computer Technology, Inc. (the "Company") to be sold by Richard T. Ely, Jr., Thomas E. Jordan, J. Michael O'Guinn, and Larry W. Reed (the "Selling Shareholders") on the terms set forth in the Registration Statement.

     In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders are validly issued, fully paid, and nonassessable.

                                Very truly yours,



                               /s/ Bass, Berry & Sims PLC